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                                  EXHIBIT 22.1

                     SCHEDULE OF SUBSIDIARIES OF THE COMPANY

                                                 Jurisdiction of        Parent                             Percentage
Subsidiary                                       Incorporation          Corporation                        Ownership
------------------------------------             ---------------        ------------------------           ----------

Fantastic Foods International Inc.               Nevada                 Company                            100%

NuOasis International Inc.                       Commonwealth           Company                            100%
                                                 of the Bahamas

NuOasis Properties Inc.                          Nevada                 Company                            100%

Group V Corporation (formerly,
  NuOasis Gaming, Inc.)                          Delaware               Company                            44%(3)

NuOasis Las Vegas Inc.(1)                        Colorado               Company                            100%

NuOasis Laughlin Inc.(1)                         Colorado               Company                            100%

Casino Management of America Inc.(1)             Utah                   Company                            100%

Ba-Mak Gaming International Inc.(2)              Louisiana              Group V Corporation                100%
                                                                        (formerly, NuOasis
                                                                        Gaming, Inc.)

ACI Asset Management Inc.                        Nevada                 Company                            100%

Cleopatra Palace Limited                         Ireland                NuOasis International Inc.         70%

Cleopatra's World Inc.                           British Virgin         British Virgin Islands             50%
                                                 Islands

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(1)      Have not commenced business.

(2) Converted from Chapter 11 to Chapter 7 Bankruptcy proceeding on April 20, 1995.

(3)      Reduced to approximately 10% in June 1997 and 0 in September 1997.

                                                      [NM\10-KSB\97:63097KSB]-21